Exhibit 10.2

THE RESMED INC.

2009 EMPLOYEE STOCK PURCHASE PLAN

DATED: SEPTEMBER 30, 2009

2009 EMPLOYEE STOCK PURCHASE PLAN

THE RESMED INC.

EMPLOYEE STOCK PURCHASE PLAN

ResMed Inc., a Delaware corporation (the “Company”), adopted the ResMed Inc. Employee Stock Purchase Plan, hereby renamed the ResMed Inc. 2009 Employee Stock Purchase Plan (the “Plan”), effective as of November 14, 2003, and further amended the Plan on September 30, 2009, subject to stockholder approval.

The purposes of the Plan are as follows:

(1) To assist Eligible Employees of the Company and its Designated Subsidiaries (as defined below) in acquiring stock ownership in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan,” within the meaning of Section 423(b) of the Code (as defined below).

(2) To help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiary Corporations.

1. Definitions. Whenever any of the following terms is used in the Plan with the first letter or letters capitalized, it shall have the following meaning unless context clearly indicates to the contrary (such definitions to be equally applicable to both the singular and the plural forms of the terms defined):

(a) “Account” means the account established for a Participant under the Plan.

(b) “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

(c) “Authorization” means a Participant’s payroll deduction authorization with respect to an Offering Period provided by such Participant in accordance with Section 3(b).

(d) “Board” means the Board of Directors of the Company, as constituted from time to time.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the committee of the Board appointed to administer the Plan pursuant to Section 12.

(g) “Company” means ResMed Inc., a Delaware corporation, or any successor corporation or entity.

(h) “Compensation” of an Employee means all compensation received by such Employee from the Company or any Designated Subsidiary on each Payday as compensation for services to the Company or any Designated Subsidiary, including all salary, wages (including amounts elected to be deferred by the Employee, but would otherwise have been paid, under any cash or deferred arrangement established by the Company or a Designated Subsidiary), overtime pay, sales commissions, bonuses, and other remuneration paid directly to the Employee; but excluding the cost of employee benefits paid by the Company or a Designated Subsidiary, education or tuition reimbursements, imputed income arising under any Company or Designated Subsidiary group insurance or benefit program, travel expenses, business and moving reimbursements, income received in connection with stock options, contributions made by the Company or a Designated Subsidiary under any employee benefit plan, and similar items of compensation.

(i) “Date of Exercise” of any Option means the date on which such Option is exercised, which shall be the last Trading Day of the Offering Period with respect to which the Option was granted, in accordance with Section 4(a) (except as provided in Section 9).

(j) “Date of Grant” of any Option means the date on which such Option is granted, which shall be the first Trading Day of the Offering Period with respect to which the Option was granted, in accordance with Section 3(a).

(k) “Designated Subsidiary” means any Subsidiary Corporation designated by the Committee or the Board in accordance with Section 13.

(l) “Eligible Employee” means an Employee of the Company or any Designated Subsidiary who does not, immediately after the Option is granted, own (directly or through attribution) stock possessing five percent or more of the total combined voting power or value of all classes of Stock or other stock of the Company, a Parent Corporation or a Subsidiary Corporation (as determined under Section 423(b)(3) of the Code). For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee. Notwithstanding the foregoing, the Committee may determine in its discretion, and if so determines, shall set forth in the terms of the applicable Offering Period, that an Employee of the Company or any Designated Subsidiary shall be eligible to participate in such Offering Period, unless, as of the first day of such Offering Period: (1) such Employee has been in the employ of the Company or any Designated Subsidiary for less than two years; (2) such Employee’s customary employment with the Company or any Designated Subsidiary is twenty hours or less per week and/or less than five months per calendar year; (3) such Employee is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code; and/or (4) such employee is a citizen or resident of a foreign jurisdiction and the grant of an Option under the Plan is prohibited under the laws of such foreign jurisdiction, or compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code; provided, that any exclusion in clauses (1), (2), (3) and (4) shall be applied in an identical manner to all employees of the Company and all Designated Subsidiaries whose employees are granted Options under the Plan, in accordance with Treasury Regulation Section 1.423-2(e).

(m) “Employee” means an individual who renders services to the Company or a Designated Subsidiary in the status of an “employee,” within the meaning of Code Section 3401(c). During a leave of absence meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), an individual shall be treated as an Employee of the Company or Designated Subsidiary employing such individual immediately before such leave. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or the Designated Subsidiary in the status of an “employee,” within the meaning of Code Section 3401(c).

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Fair Market Value” of a share of Stock as of a given date means: (A) the closing price of a share of Stock on the principal exchange on which the Stock is then trading, if any, on such date (or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred); (B) if the Stock is not traded on an exchange, but is quoted on Nasdaq or a successor quotation system, (1) the last sales price (if the Stock is then listed as a National Market Issue under the NASD National Market System), or (2) the mean between the closing representative bid and asked prices (in all other cases) for a share of Stock on such date (or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred) as reported by Nasdaq or such successor quotation system; (3) if the Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the mean between the closing bid and asked prices for a share of Stock on such date (or, if shares of Stock were not traded on such date, then on the next preceding trading day during which a sale occurred), as determined in good faith by the Committee; or (4) if the Stock is not publicly traded, the fair market value of a share of Stock established by the Committee acting in good faith.

(p) “Offering Period” means each period, the duration of which shall be set by the Committee, during which Options are granted to Eligible Employees; provided, however, that the duration of any Offering Period can be no less than three months and no more than 27 months, and shall initially be six months.

(q) “Option” means an option to purchase shares of Stock granted under the Plan to a Participant in accordance with Section 3(a).

(r) “Option Price” means the purchase price per share of Stock determined in accordance with Section 4(b).

(s) “Parent Corporation” means any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company directly or indirectly owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(t) “Participant” means an Eligible Employee who has elected to participate in the Plan, in accordance with the provisions of Section 3(b).

(u) “Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.

(v) “Plan” means the ResMed Inc. 2009 Employee Stock Purchase Plan, as amended and/or restated from time to time.

(w) “Stock” means the shares of the Company’s Common stock, $.004 par value per share.

(x) “Subsidiary Corporation” means any entity that is a subsidiary corporation of the Company within the meaning of Section 423 of the Code and the regulations promulgated thereunder. In addition, with respect to any sub-plans adopted under Section 12(c) which are designed to be outside the scope of Section 423 of the Code, Subsidiary Corporation shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

(y) “Trading Day” means a day on which the New York Stock Exchange is open for trading.

2. Stock Subject to the Plan. Subject to the provisions of Section 9 hereof (relating to adjustments upon changes in the Stock) and Section 11 hereof (relating to amendments of the Plan), the Stock that may be sold pursuant to Options granted under the Plan shall not exceed in the aggregate 1,100,000 shares of common stock.1 The shares of Stock sold pursuant to Options granted under the Plan may be unissued shares or treasury shares of Stock, or shares reacquired in private transactions or open market purchases. If and to the extent that any right to purchase reserved shares shall not be exercised by any Participant for any reason, or if such right to purchase shall terminate as provided herein, shares that have not been so purchased hereunder shall again become available for the purposes of this Plan, unless this Plan shall have been terminated, but all shares sold under this Plan, regardless of source, shall be counted against the limitation set forth above.

3. Grant of Options.

(a) Option Grants. The Company shall grant Options under the Plan to all Eligible Employees in successive Offering Periods until the earlier of: (1) the date on which the number of shares of Stock available under the Plan have been sold, or (2) the date on which the Plan is suspended or terminates. Each Participant shall be granted an Option with respect to an Offering Period on the Date of Grant for that Offering Period. Each Option shall expire on the Date of Exercise for such Offering Period immediately after the automatic exercise of the Option in accordance with Section 4(a), unless such Option terminates earlier in accordance with Section 5, 6 or 9. The number of shares of Stock subject to a Participant’s Option shall equal the cumulative payroll deductions authorized by such Participant in accordance with subsection (b) for the Offering Period (if any), divided by the Option Price for the Option; provided, however, that the number of shares of Stock subject to such Option shall not exceed the number determined in

[1]

The Plan was initially approved with an aggregate of 3,250,000 shares of Stock that were issuable under the Plan, which number of shares was subsequently adjusted to 6,500,000 shares due to a stock split of the Company’s Stock. The Board of Directors approved a reduction in the number of shares of Stock issuable under the Plan, from 6,500,000 to 500,000. Pursuant to the amendment to the Plan dated September 30, 2009, the number of shares of Stock issuable under the Plan will be increased by 600,000 shares of Stock, for a total of 1,100,000 shares of Stock issuable under the Plan, subject to stockholder approval.

accordance with Section 3(c). In connection with each Offering Period made under the Plan, the Committee shall also specify a maximum number of shares of Stock that may be purchased by any Employee pursuant to such Offering Period (which maximum shall be 5,000 shares of Stock per Offering in the absence of such determination). The Company shall not grant an Option with respect to an Offering Period to any Employee who is not an Eligible Employee on the first day of such Offering Period.

(b) Election to Participate; Payroll Deduction Authorization. An Eligible Employee shall become a Participant in the Plan only by means of payroll deduction. Each such Participant who elects to participate in the Plan with respect to an Offering Period shall deliver to the Company a completed and executed written payroll deduction authorization in a form approved by the Company (the “Authorization”) within the time determined by the Company and set forth in the terms of such Offering Period. Each Participant’s Authorization shall give notice of such Participant’s election to participate in the Plan for such Offering Period (and subsequent Offering Periods) and shall designate a whole percentage of such Participant’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Participant on each Payday during the Offering Period. A Participant may designate any whole percentage of Compensation that is not less than one percent and not more than a maximum percentage determined by the Committee (which maximum percentage shall be fifty percent in the absence of such determination). A Participant’s Compensation payable during an Offering Period shall be reduced each Payday through payroll deduction in an amount equal to the percentage specified in the Authorization, and such amount shall be credited to such Participant’s Account under the Plan. A Participant may increase or decrease the percentage of Compensation designated in the Authorization, subject to the limits of this subsection (b), or may suspend the Authorization, only as provided by the Committee with respect to such Offering Period and set forth in the terms of such Offering Period. Any Authorization shall remain in effect for each subsequent Offering Period, unless the Participant submits a new Authorization pursuant to this subsection (b), withdraws from the Plan pursuant to Section 5, ceases to be an Eligible Employee as defined in Section 1(1) or terminates employment as provided in Section 6. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Sections 3(a), (c) and (d) of the Plan, the Company may reduce a Participant’s rate of payroll deductions to zero at such time during any Offering Period. Payroll deductions will recommence at the rate provided by the Participant in his or her payroll deduction authorization to the extent such payroll deductions may be applied to purchase shares of Stock in accordance with Code Section 423(b)(8) and Sections 3(a), (c) and (d) of the Plan, unless terminated by the Participant as provided in Section 5 of the Plan.

(c) $25,000 Limitation. No Participant shall be granted an Option under the Plan which permits his rights to purchase shares of Stock under the Plan, together with other options to purchase shares of Stock or other stock under all other employee stock purchase plans of the Company, any Parent Corporation or any Subsidiary Corporation subject to the Section 423, to accrue at a rate which exceeds $25,000 of fair market value of such shares of Stock or other stock (determined at the time the Option or other option is granted) for each calendar year in which the Option is outstanding. For purpose of the limitation imposed by this subsection, (1) the right to purchase shares of Stock or other stock under an Option or other option accrues when the Option or other option (or any portion thereof) first becomes exercisable during the calendar year, (2) the right to purchase shares of Stock or other stock under an Option or other option accrues at the rate provided in the Option or other option, but in no case may such rate exceed $25,000 of the fair market value of such Stock or other stock (determined at the time such Option or other option is granted) for any one calendar year, and (3) a right to purchase Stock or other stock which has accrued under an Option or other option may not be carried over to any other Option or other option. This limitation shall be applied in accordance with Section 423(b)(8) of the Code and the Treasury Regulations thereunder.

(d) 5 Percent Holders. No Employee will be granted an Option under this Plan if immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Corporation or Parent Corporation.

4. Exercise of Options; Option Price.

(a) Option Exercise. Each Participant automatically shall be deemed to have exercised such Participant’s Option on the Date of Exercise for an Offering Period to the extent that the balance then in the Participant’s Account is sufficient to purchase, at the Option Price for such Option, shares of the Stock subject to the Option, provided, however, that any balance that is insufficient to purchase fractional shares of Stock shall be carried over to the next Offering Period and shall remain credited to Participant.

(b) Option Price Defined. The purchase price per share of Stock (the “Option Price”) to be paid by a Participant upon the exercise of the Participant’s Option on the Date of Exercise for an Offering Period shall be equal to 85% of the lesser of: (1) the Fair Market Value of a share of Stock on the Date of Exercise for such Offering Period and (2) the Fair Market Value of a share of Stock on the Date of Grant for such Offering Period.

(c) Book Entry/Share Certificates. As soon as practicable after the purchase of shares of Stock upon the exercise of an Option by a Participant on the Date of Exercise for an Offering Period and subject to Section 17, the Company shall issue the shares of Stock to such Participant and such shares shall be held in the custody of the Company, or if applicable, the Agent, for the benefit of the Participant. The Company or the Agent shall make an entry on its books and records indicating that the shares of Stock purchased in connection with such exercise have been duly issued as of that date to such Participant. A Participant shall have the right at any time to request in writing a certificate or certificates for all or a portion of the whole shares of Stock purchased hereunder. Following receipt of a Participant’s written request for any such certificate and subject to Section 17, the Company shall (or shall cause the Agent to) deliver any such certificate to the Participant.

(d) Pro Rata Allocations. If the total number of shares of Stock for which Options are to be exercised on any date exceeds the number of shares of Stock remaining unsold under the Plan (after deduction for all shares of Stock for which Options have theretofore been exercised), the Committee shall make a pro rata allocation of the available remaining shares of Stock in as nearly a uniform manner as shall be practicable and the balance of the amount credited to the Account of each Participant which has not been applied to the purchase of shares of Stock shall be paid to such Participant in one lump sum in cash within thirty days after the Date of Exercise, without any interest thereon.

(e) Information Statement. The Company shall provide each Participant whose Option is exercised with an information statement in accordance with Section 6039(a) of the Code and the Treasury Regulations thereunder. The Company shall maintain a procedure for identifying certificates of shares of Stock sold upon the exercise of Options in accordance with Section 6039(b) of the Code.

5. Withdrawal from the Plan.

(a) Withdrawal Election. A Participant may withdraw from participation in an Offering Period at any time, except as otherwise determined by Committee and set forth in the terms of the applicable Offering Period. A Participant electing to withdraw from the Plan must deliver to the Company a notice of withdrawal in a form approved by the Committee (the “Withdrawal Election”), not later than five business days before the Date of Exercise for such Offering Period, except as otherwise determined by Committee and set forth in the terms of the applicable Offering Period. Upon receipt of a Participant’s Withdrawal Election, the Company or Subsidiary Corporation employing the Participant shall pay to the Participant the amount credited to the Participant’s Account in one lump sum payment in cash, without any interest thereon. Subject to Section 17, upon the Participant’s request, or at the election of the Company, following such withdrawal the Company shall (or shall cause the Agent to) deliver to the Participant certificates for any whole shares of Stock previously purchased by the Participant and credited to Participant through book entry under Section 4(c), as promptly as practicable following such Participant’s withdrawal. Upon receipt of a Participant’s Withdrawal Election by the Company, the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate.

(b) Eligibility following Withdrawal. A Participant who withdraws from the Plan with respect to an Offering Period, and who is still an Eligible Employee, may elect to participate again in the Plan for any subsequent Offering Period by delivering to the Company an Authorization pursuant to Section 3(b).

6. Termination of Employment. If the employment of a Participant with the Company or a Designated Subsidiary terminates for any reason, other than by reason of the Participant’s death, the Participant’s participation in the Plan automatically shall terminate as of the date of the termination of the Participant’s employment. In the event of a Participant’s death, the Option may be exercised by the Participant’s estate if the Option is transferred by will or the laws of descent and distribution, in accordance with Section 7, and after such exercise, the Participant’s participation in the Plan shall terminate. If the Participant’s Option is not transferred to the Participant’s estate by will or the laws of descent and distribution, then Participant’s participation in the Plan shall terminate as of the date of Participant’s death. As soon as practicable after the termination of the Participant’s participation in the Plan, the Company or Designated Subsidiary employing the Participant shall pay to the Participant (or the Participant’s estate, if applicable) the amount credited to the Participant’s Account in one lump sum payment in cash, if applicable, without any interest thereon, and subject to Section 17, the Company shall (or shall cause the Agent to) deliver to the Participant (or the Participant’s estate, if applicable) certificates for any whole shares of Stock purchased by the Participant, if applicable. On a Participant’s termination of employment or death covered by this subsection, the Participant’s Authorization and Option under the Plan shall terminate.

7. Restriction upon Assignment. An Option granted under the Plan shall not be transferable, other than by will or the laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Other than the transfer of an Option by will or the laws or descent and distribution, the Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s Option or any rights under the Participant’s Option. But, in the event of the death of a Participant, the Company may recognize the transfers of an Option granted under the Plan or the right to apply pursuant to the operation of a will or the laws of descent or distribution.

8. No Rights of Stockholders until Shares Issued. With respect to shares of Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such shares have been issued to the Participant following exercise of the Participant’s Option. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs before the date of such issuance, except as otherwise expressly provided herein or by the Committee.

9. Changes in the Stock and Corporate Events; Adjustment of Options.

(a) Subject to Section 9(c), in the event that the Committee, in its sole discretion, determines that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee shall, in such manner as it may deem equitable, adjust any or all of:

(1) the number and kind of shares of Stock (or other securities or property) with respect to which Options may be granted (including, but not limited to, adjustments of the limitation in Section 3(a) on the maximum number of shares of Stock which may be purchased),

(2) the number and kind of shares of Stock (or other securities or property) subject to outstanding Options, and

(3) the Option Price with respect to any Option.

(b) Subject to Section 9(c), in the event of any transaction or event described in Section 9(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option or by action taken before the occurrence of such transaction or event and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(1) To provide that all Options outstanding shall terminate without being exercised on such date as the Committee determines in its sole discretion;

(2) To provide that all Options outstanding shall be exercised before the Date of Exercise of such Options on such date as the Committee determines in its sole discretion and such Options shall terminate immediately after such exercises;

(3) To provide for either the purchase of any Option outstanding for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option had such Option been currently exercisable and shares issued thereunder sold, or the replacement of such Option with other rights or property selected by the Committee in its sole discretion;

(4) To provide that such Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(5) To make adjustments in the number and type of shares of Stock (or other securities or property) subject to outstanding Options, or in the terms and conditions of outstanding Options, or Options which may be granted in the future.

(c) No adjustment or action described in this Section 9 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 of the Exchange Act, or violate the exemptive conditions of Rule I 6b-3 unless the Committee determines that the Option is not to comply with such exemptive conditions.

(d) The existence of the Plan and the Options granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof of which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10. Use of Funds; No interest Paid. All funds received or held by the Company under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest will be paid to any Participant or credited to any Participant’s Account with respect to such funds.

11. Amendment, Suspension or Termination of the Plan.

(a) The Board or the Committee may amend, suspend, or terminate the Plan at any time and from time to time, provided that approval by the Company’s stockholders shall be required to amend the Plan: (1) to increase (other than an increase pursuant to Section 9(a)) the number of shares of Stock that may be sold pursuant to Options under the Plan, or (2) in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code. Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Board or the Committee, as applicable, shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee, as applicable, determines in its sole discretion advisable which are consistent with the Plan and Section 423 of the Code.

(b) In the event the Board or the Committee, as applicable, determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or the Committee, as applicable, may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(1) altering, but not reducing, the Option Price for any Offering Period including an Offering Period underway at the time of the change in Offering Price;

(2) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of such action; and

(3) allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

12. Administration by Committee; Rules and Regulations.

(a) Appointment of Committee. The Plan shall be administered by the Committee, which shall be composed of members of the Board. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until the member dies, resigns or is removed from office by the Board. The Committee at its option may utilize the services of an Agent and/or employees of the Company to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

(b) Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(1) To determine when and how Options shall be granted and the provisions and terms of each Offering Period (which need not be identical),

(2) To select Designated Subsidiaries in accordance with Section 13.

(3) To construe and interpret the Plan and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effect, subject to Section 423 of the Code and the regulations promulgated thereunder.

The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

(c) Sub-Plans. The Committee may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Code Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Paragraph 2 above, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(d) Compensation; Professional Assistance; Good Faith Actions. All expenses and liabilities incurred by members of the Committee in connection with the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination, or interpretation.

13. Designation of Subsidiary Corporations. The Board or the Committee shall designate from among the Subsidiary Corporations, as determined from time to time, the Subsidiary Corporation or Subsidiary Corporations whose Employees shall be eligible to be granted Options under the Plan. The Board or the Committee may designate a Subsidiary Corporation, or terminate the designation of a Subsidiary Corporation, without the approval of the stockholders of the Company.

14. No Rights as an Employee. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent Corporation or a Subsidiary Corporation or to affect the right of the Company, any Parent Corporation or any Subsidiary Corporation to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

15. Term; Approval by Stockholders. Subject to approval by the stockholders of the Company in accordance with this Section, the Plan shall be in effect until September 29, 2019, unless sooner terminated in accordance with Section 11. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within twelve months after the date of the adoption of the Plan by the Board. Options may be granted before such stockholder approval; provided, however, that such Options shall not be exercisable before the time when the Plan is approved by the Company’s stockholders; and, provided, further, that if such approval has not been obtained by the end of said 12-month period, all Options previously granted under the Plan shall thereupon terminate without being exercised.

16. Effect upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary Corporation. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary Corporation to: (a) establish any other forms of incentives or compensation for employees of the Company, any Parent Corporation or any Subsidiary Corporation or (b) grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

17. Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of Stock purchased upon the exercise of Options before fulfillment of all the following conditions:

(a) The admission of such shares to listing on all stock exchanges, if any, on which is then listed; and

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law upon exercise of the Option; and

(e) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

18. Notification of Disposition. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Stock purchased upon exercise of an Option if such disposition or transfer is made: (a) within two years from the Date of Grant of the Option, or (b) within one year after the transfer of such shares of Stock to such Participant upon exercise of such Option. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

19. Notices. Any notice to be given under the terms of the Plan to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to any Participant shall be addressed to such Participant at such Participant’s last address as reflected in the Company’s records. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to it, him or her. Any notice which is required to be given to a Participant shall, if the Participant is then deceased, be given to the Participant’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section. Any notice shall have been deemed duly given if provided through an electronic means such as email or facsimile or if enclosed in a properly sealed envelope or wrapper addressed as aforesaid at the time it is deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

20. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act will comply with the applicable provisions of Rule 16b-3. This Plan will be deemed to contain, and such options will contain, and the shares issued upon exercise thereof will be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

21. Equal Rights and Privileges. Except with respect to sub-plans designed to be outside the scope of Code Section 423, all Eligible Employees of the Company (or of any Designated Subsidiary) will have equal rights and privileges under this Plan to the extent required under Section 423 of the Code or applicable Treasury regulations thereunder so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of this Plan that is inconsistent with Section 423 or applicable Treasury regulations will, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 or applicable Treasury regulations.

22. Electronic Forms. To the extent permitted by applicable state law and in the discretion of the Committee, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Committee (“Electronic Form”). Before the commencement of an Offering Period, the Committee shall prescribe the time limits within which any such Electronic Form shall be submitted to the Committee with respect to such Offering Period in order to be a valid election.

23. Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

I hereby certify that the ResMed Inc. 2009 Employee Stock Purchase Plan, as amended, was adopted by the Board of Directors of ResMed Inc. on September 30, 2009.

ATTACHMENT 1

Participating Entities

ResMed Inc. and each of the entities listed below will participate in the 2009 Employee Stock Purchase Plan, as amended:

ResMed Corp. (a Minnesota corporation)

ResMed US Assembly Inc. (a Delaware corporation)

ResMed (UK) Limited (a United Kingdom corporation) *

ResMed (EPN) Limited (a United Kingdom corporation) *

ResMed Asia Pacific Limited (incorporated under the laws of New South Wales, Australia) *

ResMed Finland OY (a Finland corporation) *

ResMed Hong Kong Limited (a Hong Kong corporation) *

ResMed Germany Inc. (a Delaware corporation, formerly ResMed International Inc.) *

ResMed KK (a Japanese corporation) *

ResMed Limited (incorporated under the laws of New South Wales, Australia) *

ResMed Asia Operations Pty Ltd (incorporated under the laws of New South Wales, Australia) *

ResMed New Zealand Limited (a New Zealand Corporation) *

ResMed GmbH and Co KG (a German corporation) *

ResMed SAS (a French corporation) *

ResMed Sweden AB (a Swedish corporation) *

ResMed Motor Technologies Inc. (a Delaware corporation) (Formerly Servo Magnetics Inc.) *

ResMed Schweiz AG (A Swiss corporation, formerly Labhardt AG) *

MAP Medizin-Technologie GmbH (a German corporation) *

Take Air Medical Handels GmbH (a German corporation) *

ResMed Medizintechnik GmbH (a German corporation) *

ResMed Norway AS (a Norwegian corporation, formerly PolarMed AS) *

ResMed Paris SAS (a French corporation) *

ResMed India Private Ltd *

*	These entities will participate through a sub-plan.

Compensation Committee Approval

Employee Stock Purchase Plan Administrative Matters

October 27, 2009

ATTACHMENT 2

THE 2009 SUB-PLAN OF

THE RESMED INC. 2009 EMPLOYEE STOCK PURCHASE PLAN

BACKGROUND

ResMed Inc. (the “Company”) has previously adopted, and its shareholders have approved, The ResMed Inc. 2009 Employee Stock Purchase Plan, as may be amended from time to time (the “ResMed ESPP”). A copy of the ResMed ESPP is attached hereto as Attachment A.

The ResMed ESPP authorizes the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) to adopt sub-plans in order to ensure that the terms of the ResMed ESPP, as applicable to non-U.S. subsidiaries designated as participating subsidiaries, comply with applicable foreign law. This 2009 Sub-Plan is intended to supersede and replace the ResMed German Partnerships Employee Stock Purchase Plan (the “German ESPP”).

PLAN ADOPTION

The Company hereby adopts the 2009 Sub-Plan of The ResMed Inc. 2009 Employee Stock Purchase Plan (the “2009 Sub-Plan”) as a sub-plan of the ResMed ESPP, as such 2009 Sub-Plan may be amended by the Compensation Committee from time to time, with such non-material changes herein and modifications hereto as any officer of the Company may, in his or her sole discretion approve, including changes to address specific issues in various local foreign jurisdictions, which approval shall be conclusively evidenced by the execution hereof. Capitalized terms not defined herein shall have the meanings given to such terms in the ResMed ESPP. This 2009 Sub-Plan hereby supersedes and replaces the ResMed German Partnerships Employee Stock Purchase Plan (the “German ESPP”).

A.	Purposes. The purposes of the 2009 Sub-Plan are as follows:

1.	To assist Eligible Employees of the Company and certain of its Designated Subsidiaries (as defined in the 2009 Sub-Plan) in acquiring stock ownership in the Company pursuant to a plan that is not intended to qualify as an “employee stock purchase plan,” within the meaning of Section 423 of the U.S. Internal Revenue Code of 1986, as amended.

2.	To help such Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its subsidiaries.

B.	Subsidiary Corporations.

1.	Description. The entities listed in Section B.2 below are corporate or non-corporate entities in which the Company has a direct or indirect equity interest or significant business relationship. The following designations shall apply to all of those entities:

a.	Each entity is designated as a “Subsidiary Corporation” under Section 1(x) of the ResMed ESPP and the 2009 Sub-Plan;

b.	Each entity is a “Designated Subsidiary” under Section 1(k) of the ResMed ESPP; and

c.	This 2009 Sub-Plan, and not the ResMed ESPP, shall govern the terms on which the employees of those entities may participate in the 2009 Sub-Plan.

2.	Subsidiaries. Each of the entities listed on Attachment 1 to the ResMed ESPP (as such Attachment 1 may be amended from time to time) and located outside of the United States is hereby designated as a participating subsidiary in the 2009 Sub-Plan.

3.	The designation of subsidiaries as set forth herein is not exclusive. The Compensation Committee reserves the right to modify or revoke these designations, and to designate other subsidiaries under the 2009 Sub-Plan, from time to time and in its sole discretion.

C.	Terms. A copy of the ResMed ESPP is attached hereto as Attachment A and incorporated herein by reference as if set out in full. The terms of the 2009 Sub-Plan are the same as those in Sections 1 through 23, inclusive, of the ResMed ESPP, except as otherwise specified in this Section C:

1.	ResMed (EPN) Limited and ResMed Hong Kong Limited. Under Section 3(b) of the ResMed ESPP, an Eligible Employee who is employed by ResMed (EPN) Limited or ResMed Hong Kong Limited shall become a Participant only by means of direct cash contribution and shall not be permitted to participate in the 2009 Sub-Plan by means of payroll deduction, in accordance with local law. Accordingly, all references to “payroll deduction” in the ResMed ESPP shall be replaced by “direct cash contribution” with respect to such Eligible Employees.

2.	ResMed Limited and ResMed Asia Pacific Limited. Under Section 5(a) of the ResMed ESPP, an Eligible Employee who is employed by ResMed Limited or ResMed Asia Pacific Limited shall be permitted to withdraw from the 2009 Sub-Plan not later than the last day of the Offering Period, in accordance with local law.

This 2009 Sub-Plan has been adopted by the Compensation Committee on October 27, 2009.

/s/ David Pendarvis
David Pendarvis, Secretary